EXHIBIT 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANT


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Winland Electronics, Inc. pertaining to the Winland Electronics, Inc. 1997 Stock Option Plan, of our report, dated January 26, 2000, which appears in the Annual Report on Form 10-KSB of Winland Electronics, Inc. for the year ended December 31, 1999.

                                                /s/ McGLADREY & PULLEN, LLP





Minneapolis, Minnesota
September 6, 2000